UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 28, 2005 (February 22, 2005)

MQ ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	333-101399	52-2148018
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

4300 North Point Parkway

Alpharetta, Georgia 30022

 (Address of  Principal Executive Office, including Zip Code)

(770) 300-0101

 (Registrant’s telephone number, including area code)

N.A.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Elections of Directors; Appointment of Principal Officers.

Evan P. Bakst, a director of MQ Associates, Inc. (“MedQuest”), has resigned his position as a principal at J.P. Morgan Partners, LLC in order to pursue other opportunities.  In conjunction with his departure from J.P. Morgan Partners, on February 22, 2005, MedQuest received notice that Mr. Bakst was resigning as a director of MedQuest effectively immediately.  Pursuant to the Stockholders’ Agreement dated as of August 15, 2002 among MedQuest and the stockholders signatory thereto (the “Stockholders’ Agreement”), Mr. Bakst had been serving since 2002 as one of MQ Investment Holdings, LLC’s (“MQ Investment”) designees to the Board of Directors of MedQuest.  MQ Investment is an affiliate of J.P. Morgan Partners.  Mr. Bakst did not have any disagreements with MedQuest relating to MedQuest’s operation, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MQ ASSOCIATES, INC.

Dated: February 28, 2005

	By:	/s/ Gene Venesky
		Name:	Gene Venesky
		Title:	Chief Executive Officer